fUNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 21, 2006


                                 Osteotech, Inc.
             (Exact name of registrant as specified in its charter)

                                     0-19278
                            (Commission File Number)

             Delaware                            13-3357370
    (State or other jurisdiction of    (I.R.S. Employer Identification No.)
     incorporation)


                    51 James Way, Eatontown, New Jersey 07724
             (Address of principal executive offices, with zip code)

                                 (732) 542-2800 (Registrant's telephone number,
              including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

On June 21, 2006, the Compensation Committee of the Board of Directors of Osteotech, Inc. (the "Company") adopted a revised Management Performance Bonus Plan (the "Plan"), effective as of January 1, 2006. The Plan provides for the payment of cash bonuses to the Company's officers, director-level employees and certain other senior managers based on the attainment by the Company of specified performance objectives. On an annual basis, the Company's senior management will recommend the performance measures for approval by the Compensation Committee.

Each participant in the Plan has a target incentive opportunity equal to a percentage of the participant's annual base salary. On an annual basis, the Company's senior management will recommend the target incentive opportunity for approval by the Compensation Committee. The target incentive opportunity is the amount that will be paid if the Company meets all of its performance objectives. The actual payout to participants may be higher, lower or equal to the target incentive opportunity.

Each year, the Company's senior management will recommend, for adoption by the Compensation Committee, performance measures that support the Company's business plan for the coming year and determine appropriate weighting for each performance measure. Earnings Before Interest and Taxes ("EBIT") (or Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")) and Revenue Growth will be used as performance measures each year, although additional performance measures may also be established. A minimum, target and maximum performance level for each of the annual performance measures will be set each year. Performance below the minimum will result in no payment for that performance measure. Performance exceeding expectations will result in additional payouts up to the allowed maximum. At the target performance level, participants will receive 100% of their target incentive opportunity.

For 2006, the performance measures have been set as follows: (i) EBIT, (ii) revenue growth, (iii) product development and (iv) reduction in inventory disposal, with each performance measure accounting for 40%, 35%, 15% and 10%, respectively, of the target incentive opportunity. The target incentive opportunity for 2006 for the Chief Executive Officer is 50% of his annual base salary and for each of the Company's other executive officers is 35% of the participant's annual base salary . In addition, the Company must meet the EBIT performance measure for an officer to receive any payout under any performance measure, although directors and managers will be eligible for payouts for each performance measure actual achieved.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 OSTEOTECH, INC.


Date:  June 26, 2006                   By:_/s/ MARK H. BURROUGHS
                                           Mark H. Burroughs,
                                           Executive Vice President and
                                           Chief Financial Officer